
<ARTICLE> 5

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      10,757,207
<SECURITIES>                                         0
<RECEIVABLES>                                   84,395<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0<F2>
<DEPRECIATION>                                       0<F2>
<TOTAL-ASSETS>                              10,841,602
<CURRENT-LIABILITIES>                          188,076
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    10,653,526<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,841,602
<SALES>                                              0
<TOTAL-REVENUES>                             1,612,134<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               715,757<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                            (4,027,714)<F2>
<CHANGES>                                            0
<NET-INCOME>                                 4,924,091<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>The Partnership's properties were sold on January 30, 1998 to unaffiliated third parties.  The total selling price of the fourteen properties sold was
$138,000,000, of which the Partnership received $39,822,700, less closing costs of $846,701.  For financial reporting purposes, the Partnership realized a gain of $3,725,484 on the sale.  On April 29, 1998 the General Partners sold the
Partnership's MBS portfolio for $5,923,541.  For financial reporting purposes, the Partnership recognized a gain of $302,230 on the sale.
<F3>Deficit of the General Partners of ($661,025) and equity of Limited Partners of
$11,314,551.
<F4>Includes all revenue of the Partnership.
<F5>Includes all operating expenses of the Partnership.
<F6>Net income allocated $4,906,163 to the Limited Partners and $17,928 to the
General Partners.

